UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2018

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2018, Tetraphase Pharmaceuticals, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Solar Capital Ltd., as collateral agent and lender, and the other lenders named therein (Solar Capital Ltd. and the other lenders collectively, the “Lenders”). The Lenders have agreed to make available to the Company term loans in an aggregate principal amount of up to $75.0 million under the Loan Agreement. The Company plans to use the proceeds of the term loans to support commercial launch of Xerava as well as for working capital and general corporate purposes. The Loan Agreement provides a term loan commitment of $50.0 million in two potential tranches: (i) a $30.0 million Term A loan facility funded on November 2, 2018 and (ii) a $20.0 million Term B loan facility to be funded at the request of the Company, subject to certain conditions being met, no later than October 31, 2020. Both of these term loans have a maturity date of May 2, 2023. The Loan Agreement also provides access to an additional Term C loan facility in the amount of $25.0 million, to be funded at the Lenders’ sole discretion.

Borrowings under all three loan facilities bear interest at a floating per annum rate equal to the 1 Month LIBOR Rate + 7.25%. The Company is permitted to make interest-only payments on the initial $30.0 million Term A loan for the fifteen (15) months following the funding date. The interest-only period can be extended by an additional nine (9) months subject to certain conditions being met, including a 12-month trailing revenue milestone of $8.5 million by December 31, 2019; and by an additional six (6) months if the Company has met certain other conditions, including a 6-month trailing revenue milestone of $14.0 million by September 30, 2020 and raising $50.0 million in new capital. The term of the combined facility will be 54 months, with repayment paid in equal monthly installments commencing at the end of the resulting interest-only period as outlined above through the end of the 54-month term.

The Company is obligated to pay a final fee equal to 4.00% of the aggregate amount of the term loans funded, to occur upon the earliest of (i) the maturity date, (ii) the acceleration of the term loans, and (iii) the prepayment of the term loans. The Company has the option to prepay all, but not less than all, of the outstanding principal balance of the term loans under the Loan Agreement. If the Company prepays all or a portion of the term loans prior to the maturity date, it will pay the Lenders a prepayment penalty fee based on a percentage of the outstanding principal balance, equal to 3% if the payment occurs on or before 12 months after the initial funding date, 2% if the prepayment occurs more than 12 months after, but on or before 24 months after, the initial funding date, or 1% if the prepayment occurs more than 24 months after the initial funding date.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets. The Company also has agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The Loan Agreement contains customary representations, warranties and covenants and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse change default. The Company has agreed to maintain cash on hand at all times equal to $10.0 million plus an amount equal to 90 days aged accounts payable subject to certain exceptions. Upon the occurrence of an event of default, a default interest rate of an additional 4.00% per annum may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and exercise all of its rights and remedies as set forth in the Loan Agreement and under applicable law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Loan Agreement and the funding of the Term A loan facility, the Company issued to the Lenders warrants to purchase an aggregate of 414,365 shares of the Company’s common stock, equal to 3.00% of the term loan funded divided by the exercise price of $2.172. The Company is obligated to issue additional warrants to the Lenders in the event the Term B loan facility and/or the Term C loan facility is funded. Those warrants shall also be equal to 3.00% of the term loan funded. The warrants are exercisable at the option of the holder and the exercise price will be the lesser of (a) the 10-day trailing average of the Company’s common stock price, as determined as of the close of business day immediately prior to the funding date of the respective term loan, and (b) the Company’s common stock price, as determined as of the close of business day immediately prior to the funding date of the respective term loan. Each warrant will terminate 10 years from the date of its original issuance.

The issuance of the warrants was exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

The foregoing descriptions of the warrants and the Loan Agreement are not complete and are qualified in their entirety by reference to the full text of the form of warrant and Loan Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock entered into in connection with the Loan and Security Agreement, dated as of November 2, 2018.

10.1	Loan and Security Agreement, dated November 2, 2018, by and among Tetraphase Pharmaceuticals, Inc., Solar Capital Ltd., as collateral agent and lender, and the other lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria Stahl
Date: November 5, 2018		Maria Stahl
Senior Vice President, General Counsel